POWER OF ATTORNEY

The undersigned hereby constitutes and appoints
James M. Corbett, Patrick D. Spangler and
L. Cecily Hines, and each of them signing singly,
and with full power of substituion, to be the
undersigned's true and lawful attorney-in-fact to:
		(1) 	Prepare, execute in the
undersigned's name and on the undersigned's behalf,
and to submit to the U.S. Securities and Exchange
Commission (the "SEC") a Form ID, including
amendments thereto, and any other documents necessary
or appropriate to obtain codes and passwords enabling
the undersigned to make electronic filings with the
SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934, Rule 144 under the
Securities Act of 1933, or any rule or regulation
of the SEC; and
                (2)     Execute for and on behalf of
the undersigned, in the undersigned's capacity as
an officer an officer and/or director of ev3 Inc., any
Form 144 in accordance with Rule 144 under the Securities
Act of 1933, as amended, and any Form 3, Form 4 or
Form 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules and
regulations adopted thereunder; and
		(3) 	Do and perform any and all acts
for and on behalf of the undersigned which may be
necessary or desirable to complete and execute
any such Form 144, Form 3, Form 4 or Form 5, complete
and execute any amendment or amendments thereto, and
timely file such form with the SEC and any stock
exchange or similar authority; and
		(4) 	Take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is ev3 Inc. assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended, or Form 144 of the Securities Act of 1933, as amended.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144s, Form 3s, Form 4s and
Form 5s with respect to the undersigned's holdings of and transactions in securities issued by ev3 Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 20th day of January, 2006.

/s/ Dale A. Spencer
Signature
Dale A. Spencer
Print Name